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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549



                                   FORM 8-K

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                               August 15, 2006
              (Date of Report - date of earliest event reported)


                        Commission File Number 0-5525


                              PYRAMID OIL COMPANY
              (Exact name of registrant as specified in its charter)


                CALIFORNIA                                94-0787340
     (State or other jurisdiction of                   (IRS Employer
       incorporation or organization)                 Identification No.)


                 2008 - 21ST. STREET
               BAKERSFIELD, CALIFORNIA                    93301
        (Address of principal executive offices)        (Zip Code)


                                  (661) 325-1000
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    [ ]  Written communications pursuant to Rule 425 under the Securities
           Act (17 CFR 230.425)

    [ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
           (17 CFR 240.14a-12)

    [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14e-4(c))



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Section 8 - Other Events


Item 8.01  Other Events


PYRAMID OIL COMPANY ANNOUNCES ITS MOVE TO THE
  AMERICAN STOCK EXCHANGE (AMEX) AND SECOND QUARTER RESULTS

John H. Alexander, President and CEO of Pyramid Oil Company (OTC Bulletin
Board: PYOL) announced today that its common stock has been approved for listing on the American Stock Exchange (AMEX). Pyramid Oil Company's common stock is scheduled to begin trading on the AMEX under the ticker symbol PDO, on Monday August 21, 2006. The approval is contingent upon the Company being in compliance with all applicable listing standards on the date it begins trading on the Exchange and may be rescinded if the Company is not in compliance with such standards.

Pyramid Oil Company's net income for the second quarter of 2006 was $371,229 or $0.10 per (diluted) share, up 39% over second quarter 2005 net income of $266,819.

Net income for the first six months of 2006 was $649,832 or $0.17 per (diluted) share, up 35% over the first six months of 2005.




























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                                SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                           PYRAMID OIL COMPANY
                                              (Registrant)

    Dated: August 15, 2006

                                             JOHN H. ALEXANDER
                                        By: -------------------
                                             John H. Alexander
                                               President and
                                          Chief Executive Officer